Exhibit 1.1

1,750,000 Shares

FVCBankcorp, Inc.

Common Stock
par value $0.01 per share

Underwriting Agreement

September 13, 2018

Sandler O’Neill & Partners, L.P.

as Representative of the several

Underwriters named in Schedule I hereto
1251 Avenue of the Americas, 6th Floor
New York, New York 10020

Ladies and Gentlemen:

FVCBankcorp, Inc., a Virginia corporation (the “Company”), proposes to issue and sell, subject to the terms and conditions stated herein, to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Sandler O’Neill & Partners, L.P. is acting as representative (the “Representative”), an aggregate of: (i) 1,750,000 shares of the common stock, par value $0.01 per share (“Stock”), of the Company (such shares of Stock, the “Firm Shares”), and (ii) at the election of the Underwriters, up to 262,500 additional shares (the “Optional Shares”) of Stock (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”).

The Company and the Underwriters agree that up to 272,989 shares of the Firm Shares to be purchased by the Underwriters (the “Reserved Shares”) pursuant to this Underwriting Agreement (this “Agreement”) shall be reserved for sale by the Underwriters to certain eligible employees, officers, directors and persons having a business relationship with the Company, including current shareholders and customers and their families (the “Invitees”), as part of the distribution contemplated by this Agreement, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations (the “Directed Share Program”). To the extent that any Reserved Shares are not orally or electronically confirmed for purchase by the Invitees by [11:59 p.m.] (Eastern Time) on the date of this Agreement, such Reserved Shares may, at the sole and absolute discretion of the Representative, be offered to the public or any other Invitee by the Underwriters as part of the public offering contemplated hereby and as set forth in the Prospectus (as defined below).

1.                                      (a)                                 The Company represents and warrants to each Underwriter as of the date hereof and as of each Time of Delivery (as defined below) as follows:

(i)                                     A registration statement on Form S-1 (File No. 333-226942) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representative, excluding exhibits thereto, have been declared or become effective in such form; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or registration statement, if any, increasing the size of the offering (the “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “1933 Act”), has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (the preliminary prospectus, dated September 7, 2018, included in the Registration Statement (as defined below) or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”), is referred to herein as a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A of the 1933 Act Regulations to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are collectively referred to herein as the “Registration Statement”; and such final prospectus, in the form first filed pursuant to Rule 424(b) of the 1933 Act Regulations, is referred to herein as the “Prospectus”).

(ii)                                  As of the effective date of the Registration Statement, the Registration Statement conformed in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations; and as of the effective date of the Registration Statement, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined below).

(iii)                               The Prospectus (together with any supplement thereto), as of its date and at the Time of Delivery (as defined in Section 4 hereof), did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(iv)                              As of the Applicable Time, the General Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.  As used in this paragraph and elsewhere in this Agreement:

“Applicable Time” means 4:30 p.m. (Eastern Time) on the date of this Agreement.

“Statutory Prospectus” as of any time means the most recent Preliminary Prospectus that is included in the Registration Statement immediately prior to the Applicable Time.

“General Disclosure Package” means (i) any Issuer-Represented General Use Free Writing Prospectuses issued at or prior to the Applicable Time and (ii) the Statutory Prospectus.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to subsection (d)(5)(i) of Rule 433 because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to subsection (g) of Rule 433.

“Issuer-Represented General Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II to this Agreement.

“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Use Free Writing Prospectus.

(v)                                 Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representative as described in Section 5(b), did not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package and the Prospectus; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(vi)                              From the first date, if any, on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined below) through the date hereof, the Company has been and is an “emerging growth company”, as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

(vii)                           The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representative and with entities that are either (1) qualified institutional buyers within the meaning of Rule 144A of the 1933 Act Regulations or (2) institutions that are accredited investors within the meaning of Rule 501 of the 1933 Act Regulations and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications to the extent permitted by Section 5(a) of the 1933 Act.  The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications (as defined below) other than those listed on Schedule III hereto.  As used in this paragraph and elsewhere in this Agreement:

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.  Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, complied in all material respects with the 1933 Act and the 1933 Act Regulations, and when taken together with the General Disclosure Package, as of the Applicable Time did not, and as of each Time of Delivery, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(viii)                        Since the date of the most recently dated audited consolidated balance sheet contained in the financial statements included in each of the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries, considered as one enterprise, have not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in each of the Registration Statement, the General Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as set forth or contemplated in each of the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change in or affecting the general affairs, management, earnings, business, properties, assets, business prospects, consolidated financial position, shareholders’ equity or consolidated results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and its subsidiaries, taken as a whole, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(ix)                              The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all mortgages, pledges, security interests, claims, restrictions, liens, encumbrances and defects except such as are described in each of the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(x)                                 The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with power and authority to own, lease and operate its properties and to conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement.  The Company is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(xi)                              Each subsidiary of the Company has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, with power and authority to own, lease and operate its properties and to conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification except where the failure to so qualify or to be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the activities of FVCbank, a Virginia state-chartered bank (the “Bank”), and its subsidiaries are permitted activities of a Virginia state-chartered bank under applicable law and the rules and regulations of the Virginia Bureau of Financial Institutions (the “Virginia BFI”) and the Board of Governors of the Federal Reserve System (the “FRB”), and the deposit accounts of the Bank are insured up to the applicable limits by the Federal Deposit Insurance Corporation (the “FDIC”); all of the issued and outstanding shares of capital stock of the Bank have been duly authorized and validly issued and are fully paid and nonassessable and, except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, are owned directly by the Company, free and clear of any pledge, lien, encumbrance or claim; all of the issued shares of capital stock of each subsidiary of the Company other than the Bank have been duly authorized and validly issued and are fully paid and nonassessable and are owned, directly or through other subsidiaries of the Company, by the Company, free and clear of any pledge, lien, encumbrance or claim; none of the outstanding shares of capital stock of any subsidiary of the

Company was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary; there are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for any capital stock or equity securities of any of the Company’s subsidiaries. The Company does not own or control, directly or indirectly, any corporation, limited liability company, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement.

(xii)                           The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization,” and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws and bankruptcy laws, including 11 U.S.C. §1145, and conform to the description of the capital stock contained in each of the Registration Statement, the General Disclosure Package and the Prospectus; no such shares were issued in violation of the preemptive or similar rights of any security holder of the Company; and no person has any preemptive or similar right to purchase any shares of capital stock or equity securities of the Company.

(xiii)                        This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed by the Representative, will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

(xiv)                       The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable and will, upon the purchase by the Underwriters pursuant to this Agreement, conform to the description of the Stock contained in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(xv)                          Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act or otherwise register any securities of the Company owned or to be owned by such person.

(xvi)                       The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated have been duly authorized by all necessary corporate action of the Company and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, the “Company Agreements”), except for those conflicts, breaches, violations or defaults that would not reasonably be expected to result in a Material Adverse Effect, nor will any such action (A) result in any violation of the provisions of the certificate or articles of incorporation or charter (as applicable) or bylaws of the Company or any of its subsidiaries, (B) result in any violation of any law, statute or any order, rule or regulation of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body (each, a “Governmental Entity”) having jurisdiction over the Company or any of its subsidiaries or any of their properties or (C) constitute a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or other encumbrance upon any assets or operations of the Company or any subsidiary pursuant to, any of the Company Agreements, except for, in the case of clauses (B) and (C) above, those conflicts, breaches, violations, defaults or Repayment Events that would not reasonably be expected to result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Entity is required for the issue and sale of the Shares, the performance by the Company and the Bank of their respective obligations hereunder or the consummation by the Company and the Bank of the transactions contemplated by this Agreement, except the registration under the 1933 Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”), of the Shares and except as may be required under the rules and regulations of the Nasdaq Stock Market or FINRA, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.  As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary prior to its scheduled maturity.

(xvii)                    Neither the Company nor any of its subsidiaries is (A) in violation of its certificate or articles of incorporation or charter (as applicable) or bylaws or (B) in breach, violation or default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Company Agreements, except, with respect to clause (B), for such breach, violation or default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xviii)                 The statements set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of our Capital Stock — General — Common Stock,” insofar as they purport to constitute a summary of the terms of the Stock of the Company, and under the captions “Supervision and Regulation” and “Material U.S. Federal Income Tax Consequences To Non-U.S. Holders”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

(xix)                       The financial statements, together with the supporting schedules, if any, and notes, included in each of the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations, present fairly in all material respects the consolidated balance sheets of the Company and its subsidiaries, and to the knowledge of the Company, Colombo Bank (“Colombo”) and its subsidiaries, respectively, at the dates indicated and the consolidated statements of income, comprehensive income, shareholders’ equity and cash flows of the Company and its subsidiaries, and Colombo and its subsidiaries, respectively, for the periods specified.  Such financial statements and supporting schedules, if any, have been prepared in all material respects in conformity with generally accepted accounting principles in effect in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as disclosed therein.  No other financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus.  The selected financial data included in each of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Selected Historical Financial Data” present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus in all material respects.  Pro forma financial statements are not required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the 1933 Act Regulations or GAAP. To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package and Prospectus regarding “non-GAAP financial measures” as such term is defined by the rules and regulations of the Commission comply in all material respects with Regulation G promulgated under the 1934 Act and Item 10(e) of Regulation S-K.

(xx)                          Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act), that complies with the requirements of the 1934 Act applicable to them; and since the end of the Company’s most recent audited fiscal year, there has been (X) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) of which the Company is aware and (Y) no change in the Company’s internal control over financial reporting that has materially affected adversely, or is reasonably likely to materially affect adversely, the Company’s internal control over financial reporting.

(xxi)                       The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act) that comply with the requirements of the 1934 Act that are applicable to an issuer that has a class of securities registered under Section 12 of the 1934 Act.

(xxii)                    Neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement or any such Regulatory Agreement is pending or threatened; there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, currently results in or is expected to result in a Material Adverse Effect.  As used herein, the term “Regulatory Agency” means any Governmental Entity having supervisory or regulatory authority with respect to the Company or any of its subsidiaries, including, but not limited to, any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits.

(xxiii)  The Company and its subsidiaries are conducting their respective businesses in compliance with all statutes, laws, rules, regulations, judgments, decisions, directives, orders and decrees of any Governmental Entity (including, without limitation, all regulations and orders of, or agreements with, the Virginia BFI, the FRB and the FDIC) applicable to them, except where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Since January 1, 2015, the Company, the Bank and each of their subsidiaries have each filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Virginia BFI, the FRB and the FDIC, and any other applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement would not reasonably be expected to result in a Material Adverse Effect. As of their respective dates, such reports, registrations and statements complied as to form in all material respects with all the rules and regulations promulgated by the Virginia BFI, the FRB, the FDIC, and any other applicable federal or state securities or banking authorities, as the case may be.

(xxiv)  Except as set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, investigations or proceedings before or by any Governmental Entity, now pending or, to the Company’s knowledge, threatened or contemplated by Governmental Entities or threatened by others, to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject (A) that are required to be disclosed in the Registration Statement by the 1933 Act or by the 1933 Act Regulations and not disclosed therein or (B) that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there are no contracts or documents of the Company or any of its subsidiaries that are required to be described in the Registration Statement or to be filed as exhibits thereto by the 1933 Act or by the 1933 Act Regulations that have not been so described or filed.

(xxv)                   Each of the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by the Company or its subsidiaries; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxvi)  Each of the Company and its subsidiaries is in compliance with all applicable federal, state and local environmental laws and regulations, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect, or except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, and to the knowledge of the Company, there are no circumstances that would reasonably be expected to prevent, interfere with or materially increase the cost of such compliance in the future.

(xxvii)  The statistical and market-related data contained in each of the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes are reliable and accurate.

(xxviii)          Neither the Company nor any controlled affiliate of the Company nor any person acting on their behalf (other than the Underwriters) has taken, nor will the Company or any affiliate or any person acting on their behalf (other than the Underwriters) take, directly or indirectly, any action that is designed to or that has constituted or that would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xxix)                The Company is not and, after giving effect to the offering and sale of the Shares, and after receipt of payment for the Shares and the application of such proceeds as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

(xxx)                   Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Shares.

(xxxi)                The Company has not distributed and, prior to the later to occur of (i) such Time of Delivery and (ii) completion of the distribution of the Shares, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Shares other than the Registration Statement, the General Disclosure Package, the Prospectus or such other materials, if any, permitted by the 1933 Act or the 1933 Act Regulations and approved by the Representative.

(xxxii)             Yount, Hyde & Barbour, P.C. (“YHB”), which has audited the financial statements of the Company and its subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations, and, to the knowledge of the Company, is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company; and to the knowledge of the Company, Rowles & Company, LLP (“Rowles”), which has audited the financial statements of Colombo and its subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations, and, to the knowledge of the Company, is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act with respect to Colombo.

(xxxiii)          No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent that, in any case, would reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(xxxiv)         The Company and each of its subsidiaries are insured against such losses and risks and in such amounts as the Company believes are prudent and customary in the business in which the Company and its subsidiaries are engaged; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause where the denial of liability for such claim or an adverse determination in connection with such reservation of rights could reasonably be expected to result in a Material Adverse Effect; neither the Company nor any such subsidiary has been refused any material insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(xxxv)            The Company has filed all federal, state and local tax returns that are required to be filed or is eligible for, and has requested, extensions thereof, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.

(xxxvi)         Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(xxxvii)  Any “employee benefit plan” (as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, any of its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in with ERISA, except as would not reasonably be expected to have a Material Adverse Effect; “ERISA Affiliate” means, with respect to the Company or any subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”) of which the Company or such subsidiary is a member; no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any of the subsidiaries or any of their ERISA Affiliates; no “employee benefit plan” established or maintained by the Company, any of the subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under Section 4043 of ERISA); none of the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code; each “employee benefit plan” established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(xxxviii) The Company and each of its subsidiaries own or possess adequate rights to use or can acquire on reasonable terms ownership or rights to use all patents, patent applications, patent rights, licenses, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable property or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses) (collectively, “Intellectual Property”) necessary for the conduct of their respective business, except where the failure to own or possess such rights would not, individually or in the aggregate, result in a Material Adverse Effect, and have not received any notice of any claim of infringement or conflict with, any such rights of others or any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, except where such infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxxix)         Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xl)                              The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company and its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xli)                           No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the 1933 Act or the 1933 Act Regulations to be described in each of the Registration Statement, the General Disclosure Package and the Prospectus and that is not so described.

(xlii)                        Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or any other relationships with unconsolidated entities or other persons, which may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues and expenses.

(xliii)                     The Company is in compliance with the provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder applicable to it.

(xliv)                    All of the information, as may have been updated or amended, provided to the Representative or to counsel for the Underwriters by the Company, to the Company’s knowledge, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 and FINRA Rule 5121 is true, complete and correct in all material respects.

(xlv)                       The Shares have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq Capital Market, and the Company has taken no action designed to, or reasonably likely to, have the effect of delisting the Stock or Shares from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

(xlvi)                    The Company has not offered, or caused the Underwriters to offer, Shares to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company or the Bank to alter the customer or supplier’s level or type of business with the Company or the Bank, or (ii) a trade journalist or publication to write or publish favorable information about the Company or the Bank or their respective products and services.

(xlvii)                 Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not, and will cause all of its subsidiaries not to, knowingly directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partner or other person or entity, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xlviii)              All material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance and in all material respects with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of its material obligations under any such agreement or arrangement.

(xlix)                    The Company has entered into the Agreement and Plan of Merger, dated May 3, 2018, by and among the Company, the Bank and Colombo (together, the “Merger Agreement”). In connection with transactions contemplated by the Merger Agreement (the “Merger”), the Company conducted a “due diligence” review of the business, financial condition, results of operations and business prospects of Colombo. Based upon the Company’s review, with respect to Colombo and the Merger, nothing has come to the Company’s attention that caused it to believe that the Registration Statement, the General Disclosure Package and the Prospectus contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l)                                     The Merger Agreement has been duly authorized, executed and delivered by the Company and the Bank and constitutes a valid and binding agreement of the Company and the Bank and is enforceable against the Company and the Bank in accordance with its terms. To the Company’s knowledge, the Merger Agreement has been duly authorized, executed and delivered by Colombo and constitutes a valid and binding agreement of Colombo and is enforceable against Colombo in accordance with its terms. As of the date hereof, (1) the representations and warranties made in the Merger Agreement and related disclosure schedules by the Company and the Bank were true and correct as of the date of the Merger Agreement and are true and correct on the date hereof (except that representations and warranties that in their terms speak as of some other date were true and correct as of such date), and (2) the covenants and other agreements of the Company and the Bank set forth in the Merger Agreement have not been breached, in a manner such that, with respect to either clause (1) or (2) hereof, Colombo has the right to terminate such agreement. As of the date hereof, nothing has come to the Company’s attention that caused it to believe that (1) the representations and warranties made in the Merger Agreement and related disclosure schedules by Colombo were not true and correct as of the date of the Merger Agreement and are not true and correct on the date hereof (except that representations and warranties that in their terms speak as of some other date were true and correct as of such date), and (2) the covenants and other agreements of Colombo set forth in the Merger Agreement have been breached, in a manner such that, with respect to either clause (1) or (2) hereof, the Company has the right to terminate such agreement.

(b)                                 The Bank represents and warrants to each Underwriter as of the date hereof and as of each Time of Delivery as follows:

(i)                                     The Bank has been duly incorporated and is validly existing as a Virginia state-chartered bank in good standing under the laws of the Commonwealth of Virginia, and has been duly qualified as a foreign bank for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(ii)                                  Neither the Bank nor any of its subsidiaries is (A) in violation of its charter, articles of incorporation, bylaws or other organizational or governing documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which any of them is bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject (collectively, “Bank Agreements”), except, with respect to clause (B), for such breach, violation or default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(iii)                               The execution, delivery and performance of this Agreement by the Bank, compliance by the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated have been duly authorized by all necessary corporate action of the Bank and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Bank Agreement, except for those conflicts, breaches, violations or defaults that would not reasonably be expected to result in a Material Adverse Effect, nor will any such action (A) result in any violation of the provisions of the articles of incorporation or bylaws of the Bank, (B) result in any violation of any law, statute or any order, rule or regulation of any Governmental Entity having jurisdiction over the Bank or any of its properties, or (C) constitute a Repayment Event under, or result in the creation or imposition of any lien, charge or other encumbrance upon any assets or operations of the Bank pursuant to, any of the Bank Agreements, except for, in the case of clauses (B) and (C) above, those conflicts, breaches, violations, defaults or Repayment Events that would not reasonably be expected to result in a Material Adverse Effect.

(iv)                              The deposit accounts of the Bank are insured by the FDIC up to the legal maximum, the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Bank, threatened.

(v)                                 The Bank (A) complies in all material respects with the Privacy Statements (as defined below) as applicable to any given set of personal information collected by the Bank from Individuals (as defined below), (B) complies in all material respects with all applicable federal, state, local and foreign laws and regulations regarding the collection, retention, use, transfer or disclosure of personal information, and (C) takes reasonable measures as are customary in the business in which the Bank and its subsidiaries are engaged to protect and maintain the confidential nature of the personal information provided to the Bank by Individuals in accordance with the terms of the applicable Privacy Statements. To the knowledge of the Bank, no claim or controversy has arisen or been threatened regarding the Privacy Statements or the implementation thereof. As used herein, “Privacy Statements” means, collectively, any and all of the Bank’s privacy statements and policies published on the Bank’s websites or products or otherwise made available by the Bank regarding the collection, retention, use and distribution of the personal information of an individual, including, without limitation, from visitors or users of any Bank website or products (“Individuals”).

2.                                      Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $18.60, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, a number of Optional Shares (to be adjusted by the Representative so as to eliminate fractional shares) determined by multiplying the number of Optional Shares as to which such election shall have been exercised by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 262,500 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares.  Any such election to purchase Optional Shares may be exercised only by written notice from the Representative to the Company, given within a period of thirty (30) calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representative but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representative and the Company otherwise agree in writing, earlier than two (2) or later than ten (10) business days after the date of such notice.

It is understood that each Underwriter has authorized the Representative, for such Underwriter’s account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Optional Shares, if any, which such Underwriter has agreed to purchase.  Sandler O’Neill & Partners, L.P., individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares or the Optional Shares, if any, to be purchased by any Underwriter whose funds have not been received by Sandler O’Neill & Partners, L.P. by the relevant Time of Delivery but such payment shall not relieve such Underwriter from its obligations hereunder.

3.                                      Upon the authorization by the Representative of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus, including with respect to the Reserved Shares, as set forth above.

4.                                      (a)                                 The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight (48) hours prior notice to the Company, shall be delivered by or on behalf of the Company to the Representative, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of federal (same day) funds to the account specified by the Company to the Representative.  The Company will cause certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four (24) hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., Eastern Time, on September 18, 2018 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., Eastern Time, on the date specified by the written notice given by the Representative of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representative and the Company may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b)                                 The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7 hereof, will be delivered at the offices of Williams Mullen, 200 S. 10th Street, Ste. 1600, Richmond, Virginia 23219 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held, which may be via facsimile and telephonic, at the Closing Location at 4:00 p.m., Eastern Time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.                                      The Company further covenants and agrees with each of the Underwriters as follows:

(a)                                 The Company will prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) of the 1933 Act Regulations; to make no further amendment or any supplement to the Registration Statement or the Prospectus which shall be disapproved by the Representative promptly after reasonable notice thereof; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed with the Commission or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order with respect to the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, Issuer-Represented Free Writing Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, Issuer-Represented Free Writing Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

(b)                                 If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify as promptly as reasonably practicable the Representative so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(c)                                  The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior written consent of each of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representative is referred to herein as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record-keeping.  The Company represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the Commission any bona fide electronic roadshow.

(d)                                 The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the 1933 Act and (ii) completion of the Lock-up Period referred to in Section 5(h) hereof.

(e)                                  Promptly, from time to time, the Company will take such action as the Representative may request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)                                   Within two Business Days following the date of this Agreement, the Company shall furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Representative may from time to time reasonably request.  The Company will furnish, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(g)                                  The Company will make generally available to its securityholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of the Registration Statement (as defined in Rule 158(c) of the 1933 Act Regulations), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations thereunder (including, at the option of the Company, Rule 158).

(h)                                 During the period beginning from the date hereof and continuing to and including the date 180 days after the date hereof (the “Lock-Up Period”), the Company will not directly or indirectly offer, sell, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the 1934 Act or otherwise dispose of or transfer, or announce the offering of, or file a registration statement under the 1933 Act in respect of, except as provided hereunder, any Stock or any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable or exercisable for, or that represent the right to receive, Stock or any such substantially similar securities, without the Representative’s prior written consent; provided, however, that the foregoing restrictions shall not apply to (A) Shares to be sold hereunder, (B) the issuance of equity based awards granted pursuant to the Company’s benefit plans existing on the date hereof that are described in the Registration Statement, the General Disclosure Package and the Prospectus, as such plans may be amended, any shares of Stock issued by the Company upon the exercise of an option or warrant outstanding as of the date hereof and described in the Registration Statement, the General Disclosure Package and the Prospectus, the vesting of any restricted stock unit outstanding as of the date hereof, or the conversion of a security outstanding on the date hereof, and reflected in the Registration Statement, the General Disclosure Package and the Prospectus, (C) the issuance of Stock or other securities (including securities convertible into or exchangeable or exercisable for Stock or other securities) in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, properties or other assets of another person or entity or (D) the issuance of Stock or other securities (including securities convertible into or exchangeable or exercisable for Stock or other securities) in connection with joint ventures, commercial relationships or other strategic transactions; provided further that, the Company may file with the Commission registration statements on Form S-8 for any of the plans set forth in clause (B) above during the restrictive period set forth in this Section 5(h).  If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up agreement executed and delivered for an executive officer or director of the Company, the Representative will notify the Company of the impending release or waiver at least three (3) business days before the effective date of the release or waiver, and upon the Representative’s reasonable request, the Company agrees to announce or cause to be announced by press release through a major news service at least two (2) business days before the effective date of the release or waiver of the impending release or waiver, provided that no such announcement shall be required for a transfer permitted in accordance with the terms of the lock-up agreement, or where the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the terms of the lock-up agreement.

(i)                                     The Company will use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in each of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”.

(j)                                    If the Company elects to rely on Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Eastern Time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) of the 1933 Act Regulations.

(k)                                 The Company will use its best efforts to list the Shares on the Nasdaq Capital Market.

(l)                                     Until satisfaction of the requirements of Section 4(a)(3) of the 1933 Act and Rule 174 thereunder applicable to the offering, the Company will (i) file all documents required to be filed with the Commission pursuant to the 1934 Act and the rules and regulations promulgated thereunder within the time periods required by the 1934 Act and the rules and regulations thereunder and (ii) file with the Commission such information on Form 10-K or Form 10-Q as may be required by Rule 463 of the 1933 Act Regulations.

(m)                             The Company will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Reserved Shares are offered in connection with the Directed Share Program.

(n)                                 The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Stock or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall use its best efforts to cause each of its controlled affiliates to, comply with all applicable provisions of Regulation M with respect to the Shares.

(o)                                 During the period beginning on the date hereof and ending on the later of the fifth anniversary of the First Time of Delivery or the date on which the Underwriters receive full payment in satisfaction of any claim for indemnification or contribution to which they may be entitled pursuant to Section 8 of this Underwriting Agreement, neither the Company nor the Bank shall, without the prior written consent of the Representative, take or permit to be taken any action that could result in the Bank’s common stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance; provided, however, that this covenant shall be null and void if the FRB, the FDIC, the Virginia BFI or any federal or state bank regulator or regulatory authority having jurisdiction over the Bank, by regulation, policy statement or interpretive release or by written order or written advice addressed to the Bank and specifically addressing the provisions of Section 8 hereof, permits indemnification of the Underwriters by the Bank as contemplated by such provisions.

6.                                      The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following: (i) the reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated hereby (regardless of whether the sale of the Shares is consummated), including, without limitation, disbursements, fees and expenses of the Underwriters’ legal counsel and marketing, syndication and travel expenses (including with respect to any “roadshow” undertaken in connection with the marketing of the Shares), up to a maximum amount of $250,000 in the aggregate; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all fees and expenses in connection with listing the Shares on the Nasdaq Capital Market; (v) the filing fees incident to any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show with the consent of the Company; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6.

7.                                      The obligations of the Underwriters hereunder to purchase and pay for the Shares as provided herein to be delivered at each Time of Delivery shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Bank herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Bank shall each have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                 The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 5(a) hereof (or a post-effective amendment shall have been filed and declared effective in accordance with the requirements of Rule 430A); if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by [10:00 p.m.], Eastern Time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction;

(b)                                 Williams Mullen, counsel for the Underwriters, shall have furnished to the Representative such written opinion or opinions, dated the First Time of Delivery, in the form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as it may reasonably request to enable them to pass upon such matters;

(c)                                  Buckley Sandler, LLP, counsel for the Company, shall have furnished to the Representative its written opinion, dated the First Time of Delivery, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request;

(d)                                 On the date of this Agreement and at each Time of Delivery, YHB shall have furnished to the Representative a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representative containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to the financial statements of the Company and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus, provided that the letter delivered as of such Time of Delivery shall use a “cut-off” date no more than three (3) business days prior to such Time of Delivery, as applicable;

(e)                                  On the date of this Agreement and at each Time of Delivery, Rowles shall have furnished to the Representative a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representative containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to the financial statements of Colombo and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus, provided that the letter delivered as of such Time of Delivery shall use a “cut-off” date no more than three (3) business days prior to such Time of Delivery, as applicable;

(f)                                   (i)  Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in each of the Registration Statement, the General Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental or regulatory action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package or the Prospectus, and (ii) since the respective dates as of which information is given in each of the Registration Statement, the General Disclosure Package and the Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, capital adequacy for regulatory purposes, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in each of the Registration Statement, the General Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g)                                  On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Nasdaq Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Capital Market; (iii) a general moratorium on commercial banking activities declared by either federal, New York State or Virginia authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in general economic, political or financial conditions in the United States or elsewhere, including without limitation as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis, if the effect of any such event specified in this subsection (g) in the sole judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)                                 The Shares to be sold at such Time of Delivery shall have been approved for listing, subject to official notice of issuance, on the Nasdaq Capital Market;

(i)                                     The Company has obtained and delivered to the Underwriters executed counterparts of a lock-up agreement from each of the Company’s directors and executive officers, and shareholders of the Company set forth on Schedule IV hereto, in the form of Exhibit B hereto;

(j)                                    FINRA shall have confirmed that it has no objections with respect to the fairness and reasonableness of the underwriting terms and arrangements;

(k)                                 The Representative shall have received at such Time of Delivery satisfactory evidence of the good standing of the Company and each of its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions;

(l)                                     The Company shall have furnished or caused to be furnished to the Representative at such Time of Delivery certificates of officers of the Company reasonably satisfactory to the Representative as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section 7 and as to such other matters as the Representative may reasonably request;

(m)                             On the date of this Agreement and at each Time of Delivery, the Company shall have caused Colombo to furnish or cause to be furnished to the Representative certificates of officers of Colombo, dated the respective dates of delivery thereof, in substantially the form of Exhibit C hereto; and

(n)                                 At each Time of Delivery, the Merger Agreement shall not have been terminated by the Company or the Bank and neither the Company nor the Bank shall have received notice of termination by Colombo. At each Time of Delivery, the covenants and other agreements set forth in the Merger Agreement shall not have been breached by the Company or the Bank and nothing shall have come to the Company’s or the Bank’s attention that caused it to believe that Colombo has breached the Merger Agreement in a manner such that any of the Company, the Bank or Colombo would have the right to terminate the Merger Agreement.

8.                                      (a)                                 The Company and the Bank, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations) (“Affiliates”), its selling agents, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) as follows:

(i)                                     against any and all incurred loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed included therein under Rule 430A of the 1933 Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus, any Written Testing-the-Waters Communication provided to investors by, or with the approval of, the Company, any road show presentation made to investors by the Company, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all incurred loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and

(iii)                               against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the Representative) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), or any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show presentation, the General Disclosure Package, or the Prospectus (or any amendment or supplement thereto), provided that the Company and the Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Company specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Free Writing Prospectus, any Written Testing-the-Waters Communication, and any road show presentation when considered together with the General Disclosure Package, or any amendment or supplement thereto, are: (A) the first paragraph appearing in the Prospectus in the section entitled “Underwriting — Underwriting Discount,” (B) the first sentence appearing in the Prospectus in the section entitled “Underwriting — Price Stabilization, Short Positions and Penalty Bids” and (C) the first sentence appearing in the Prospectus in the section entitled “Underwriting — Passive Market Making” (collectively, the “Underwriter Information”).

(b)                                 Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its officers, directors and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 8, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed included therein under Rule 430A of the 1933 Act, any Preliminary Prospectus, the General Disclosure Package, any Issuer-Represented Free Writing Prospectus, or any Written Testing-the-Waters Communication when considered together with the General Disclosure Package, any road show presentation, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)                                  In connection with the offer and sale of the Reserved Shares, the Company and the Bank, jointly and severally, agree to indemnify and hold harmless each Underwriter, its Affiliates, its and its Affiliates’ respective selling agents, partners, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, against any and all losses, liabilities, claims, damages and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating, or settling any such action or claim) as incurred by them (i) caused by the failure of any Invitee to pay for and accept delivery of Reserved Shares which have been orally or electronically confirmed by [11:59 p.m.] (Eastern Time) on the date of this Agreement or (ii) related to, or arising out of or in connection with, the offering of the Reserved Shares.

(d)                                 Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, unless the indemnifying party has been materially prejudiced thereby.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which consent shall not be unreasonably withheld, and which counsel shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to its and/or other indemnified parties which are materially different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume the legal defense of such indemnified party or parties (but not to control the defense of such action as to the indemnifying party) and to otherwise participate in the defense of such action on behalf of such indemnified party or parties;

(e)                                  After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(f)                                   If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) of this Section 8 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein (other than as a result of the limitations imposed on indemnification described in such preceding subsections of this Section 8), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Bank on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Bank on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Bank on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Bank bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Bank on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Bank and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (f).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The obligations of the Company and the Bank in this subsection (f) to contribute are joint and several.  The Underwriters’ obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint.

(g)                                  The obligations of the Company and the Bank under this Section 8 shall be in addition to any liability that the Company or the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the 1933 Act) any Underwriter, or any of the respective partners, directors, officers and employees of any Underwriter or any such controlling person; and the several obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the 1933 Act) the Company or any of the respective directors and officers of the Company or any such controlling person.

(h)                                 Notwithstanding the foregoing, the indemnification and contribution provided for in this Section 8 shall not apply to the Bank to the extent that such indemnification or contribution, as the case may be, by the Bank is found in a final judgment by a court of competent jurisdiction to constitute a covered transaction under Section 23A of the Federal Reserve Act.

9.                                      (a)                                 If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, the Representative may in the

Representative’s discretion arrange for the Representative or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty-six (36) hours after such default by any Underwriter the Representative does not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties satisfactory to the Representative to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, the Representative notifies the Company that the Representative has so arranged for the purchase of such Shares, or the Company notifies the Representative that it has so arranged for the purchase of such Shares, the Representative or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven (7) days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the Representative’s opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)                                 If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate number of such Shares that remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) of this Section 9, the aggregate number of such Shares that remains unpurchased exceeds one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) of this Section 9 to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.                               The respective indemnities, agreements, representations, warranties and other statements of the Company, the Bank and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or the Bank, or any of their respective officers, directors, or controlling persons, and shall survive delivery of and payment for the Shares.

11.                               If this Agreement is terminated pursuant to Section 9 hereof, the Company and the Bank shall not be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representative for all out-of-pocket expenses, including fees and disbursements of counsel, incurred by the Underwriters in connection with the transactions contemplated hereby, including, without limitation, marketing, syndication and travel expenses incurred in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Bank shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

12.                               The Company and the Bank each acknowledges and agrees that:

(a)                                 In connection with the sale of the Shares, the Underwriters have been retained solely to act as underwriters, and no fiduciary, advisory or agency relationship between the Company and the Bank on the one hand, and the Underwriters on the other hand, has been created in respect of any of the transactions contemplated by this Agreement;

(b)                                 The price of the Shares set forth in this Agreement was established following discussions and arm’s-length negotiations between the Company and the Underwriters, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                  It has been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and the Bank, and that the Underwriters have no obligation to disclose such interests and transactions to the Company and the Bank by virtue of any fiduciary, advisory or agency relationship; and

(d)                                 It waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Bank in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Bank, including shareholders, employees or creditors of the Company or the Bank.

13.                               In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

14.                               All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to 1251

Avenue of the Americas, 6th Floor, New York, NY 10020, Attention:  General Counsel, with a copy to Scott H. Richter, Esq., Williams Mullen, 200 S. 10th Street, Suite 1600, Richmond, VA 23219; and if to the Company or the Bank shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:  David W. Pijor, Chairman and Chief Executive Officer, with a copy to Noel M. Gruber, Esq., Buckley Sandler, LLP, 1250 24th Street NW, Suite 700, Washington, DC 20037.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15.                               This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Bank and, to the extent provided in Section 8 hereof, the officers and directors of the Company and the Bank, and each person who controls the Company, the Bank or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.                               Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17.                               This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles of said state other than Section 5-1401 of the New York General Obligations Law.

EACH OF THE COMPANY AND THE BANK, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE COMPANY AND THE BANK, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, AND EACH OF THE UNDERWRITERS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

18.                               Each of the Company and the Bank, and each of the Underwriters, hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated thereby.

19.                               This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

20.                               No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or the party granting such waiver.

21.                               The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

22.                               This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Bank and the Underwriters, or any of them, with respect to the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with the Representative’s understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by the Representative, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company in accordance with its terms.

Very truly yours,

FVCBANKCORP, INC.

By:	/s/ David W. Pijor
Name: David W. Pijor
Title: Chairman & CEO

FVCBANK

By:	/s/ David W. Pijor
Name: David W. Pijor
Title: Chairman & CEO

Accepted as of the date hereof:

SANDLER O’NEILL & PARTNERS, L.P.,
as Representative of the several Underwriters

By:	Sandler O’Neill & Partners Corp.,
the sole general partner

By:	/s/ Robert A. Kleinert
Name: Robert A. Kleinert
Title: An Officer of the Corporation

For itself and as Representative of the several Underwriters listed in Schedule I hereto.

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised

Sandler O’Neill & Partners, L.P.	1,137,500	170,625
Raymond James & Associates, Inc.	612,500	91,875
	1,750,000	262,500
Total:

SCHEDULE II

ISSUER-REPRESENTED GENERAL USE FREE WRITING PROSPECTUS

Issuer Free Writing Prospectus, dated September 7, 2018, filed with the Commission on September 7, 2018.

SCHEDULE III

WRITTEN TESTING-THE-WATERS COMMUNICATION

None.

SCHEDULE IV

DIRECTORS, EXECUTIVE OFFICERS AND SHAREHOLDERS

SUBJECT TO THE LOCK-UP AGREEMENT

Directors

David W. Pijor

Patricia A. Ferrick

L. Burwell Gunn

Scott Laughlin

Thomas L. Patterson

Devin Satz

Lawrence W. Schwartz

Sidney G. Simmonds

Daniel M. Testa

Phillip R. Wills III

Steven M. Wiltse

Morton A. Bender (proposed)

Executive Officers Who Are Not Directors

Jennifer L. Deacon

B. Todd Dempsey

William G. Byers

Sharon L. Jackson

Michael G. Nassy

Shareholders

Nino R. Vaghi

EXHIBIT A

FORM OF OPINION OF COMPANY’S COUNSEL

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

[Date]

Sandler O’Neill & Partners, L.P.

as Representative of the several Underwriters

to be named in the Underwriting Agreement

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

Re:                             Proposed Offering by FVCBankcorp, Inc.

Ladies and Gentlemen:

The undersigned, a shareholder and/or an executive officer and/or director of FVCBankcorp, Inc., a Virginia corporation and registered bank holding company (the “Company”), understands that Sandler O’Neill & Partners, L.P. (“Representative”), as representative of the Underwriters, proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and FVCbank providing for the initial public offering (the “Offering”) of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder and/or executive officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter to be named in the Underwriting Agreement that, during the period of 180 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representative, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, (ii) make any demand or exercise any right with respect to the filing of any registration statement under the Securities Act of 1933, as amended (the “1933 Act”), with respect to any of the foregoing in clause (i), or (iii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Stock:

(i)            as a bona fide gift or gifts or by will or intestate succession, provided that (x) the donee or donees or transferee or transferees agree to be bound in writing by the restrictions set forth herein and (y) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), reporting a reduction in beneficial ownership of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by the undersigned during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made as a gift, by will or intestate succession, as the case may be;

(ii)           to any trust or family limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that (x) the trustee of the trust, general partner of the family limited partnership or similar person, as the case may be, agrees to be bound by the restrictions set forth herein, and (y) that any such transfer shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor receives equity interests of such transferee or such transferee’s interests in the transferor, provided, further, that any filing under Section 16(a) of the 1934 Act that is required in connection with any such transfer shall include a statement in such report to the effect that such transfer is being made in connection with this clause (ii);

(iii)          pursuant to an order of a court or regulatory agency;

(iv)          pledged in a bona fide transaction outstanding as of the date hereof to a lender to the undersigned, as disclosed in writing to the Representative;

(v)           pursuant to the exercise by the undersigned of stock options that have been granted by the Company prior to, and are outstanding as of, the date of the Underwriting Agreement, where the Common Stock received upon any such exercise is held by the undersigned, individually or as fiduciary, in accordance with the terms of this letter agreement (the “Lock-Up Agreement”);

(vi)          to the Company to satisfy any tax withholding obligations of the Company or the undersigned upon the exercise or vesting of equity awards under any equity incentive plan of the Company, provided that any filing under Section 16(a) of the 1934 Act that is required in connection with any such surrender of shares of Common Stock shall include a statement in such report to the effect that such surrender of shares of Common Stock is being made in connection with the payment of taxes;

(vii)         with the prior written consent of the Representative; or

(viii)        if the undersigned is a corporation, to any wholly owned subsidiary of such corporation, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, provided, further, that any filing under Section 16(a) of the 1934 Act that is required in connection with any such transfer shall include a statement in such report to the effect that such transfer is being made in connection with the transfer of shares to a wholly owned subsidiary.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned now has and, except as contemplated by clauses (i) through (viii) above, for the duration of the Lock-Up Period will own the undersigned’s shares of Common Stock, free and clear of all liens, encumbrances, and claims whatsoever, except with respect to any liens, encumbrances and claims that were in existence on the date hereof. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s common stock, except in compliance with this Lock-Up Agreement. In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make or authorize any transfer of Common Stock if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, (1) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representative will notify the Company of the impending release or waiver, and (2) the Company will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer. The undersigned acknowledges and agrees that the Representative may elect whether or not to grant any such release or waiver in its sole and absolute discretion.

With respect to the Offering only and for the duration of the Lock-Up Period, the undersigned waives any registration rights relating to registration under the 1933 Act of the offer and sale of any Common Stock and/or any securities convertible into or exchangeable or exercisable for Common Stock, owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned understands that the Company, the Representative and other underwriters party to the Underwriting Agreement are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that this Lock-Up Agreement has been duly authorized (if applicable), executed and delivered by the undersigned. The undersigned agrees that the provisions of this Lock-Up Agreement constitute a valid, binding and irrevocable agreement of the undersigned and shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

The undersigned understands that, if (i) the Underwriting Agreement does not become effective, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder (other than any shares of Common Stock subject to any over-allotment option), (iii) the Registration Statement is withdrawn by the Company, (iv) the Company notifies the Representatives that it does not intend to proceed with the Offering or (v) the Offering has not closed prior to December 31, 2018, the undersigned shall be released from all obligations under this Lock-Up Agreement without any further action on part of the undersigned and this Lock-Up Agreement shall be of no further force and effect.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

The undersigned has caused this Lock-Up Agreement to be duly executed and effective as of the date first written above.

Very truly yours,

(if an individual):

Name (print)

Signature

(if an entity):

Name of Entity

Signature

Name (print)

Title

EXHIBIT C

FORM OF OFFICERS’ CERTIFICATE OF COLOMBO BANK